Exhibit 10.4

STEEL EXCEL INC.
2004 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, made as of the                 day of                              , 20         by and between Steel Excel Inc. (hereinafter called the "Company"), and                                                       (hereinafter called the "Participant");

WITNESSETH THAT:

WHEREAS, the Board of Directors of the Company ("Board of Directors") desires to benefit the Company by increasing motivation on the part of the Participant, who is materially important to the Company, by creating an incentive to work to the very best of the Participant’s abilities; and

WHEREAS, to further this purpose, the Company desires to make a restricted stock award to the Participant for                                   (                          ) shares under the terms of the Steel Excel Inc. 2004 Equity Incentive Plan, as amended (“Plan”):

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1.           Terms of Award.  Pursuant to action of the Board of Directors, which action was taken on ________, the Company awards to the Participant                                   (                  ) shares of the common stock of the Company (“Common Stock”); provided, however, that the shares hereby awarded are nontransferable by the Participant during the period described below and are subject to the risk of forfeiture described below.  The effective date of the grant shall be                        , 20              (the “Date of Grant”), and                       years after such date,                     , shall be the “Vesting Date”, which shall in no event be no earlier than one year following the Grant Date.  On the Vesting Date, one hundred percent (100%) of the shares of Restricted Stock shall become transferable by the Participant if the Participant is still a Service Provider on such date, and has continually served in such status since the Date of Grant.  All of the shares of Restricted Stock that have not previously become vested or transferable by the Participant shall be forfeited by the Participant on the date on which the Participant ceases to be a Service Provider.  Notwithstanding the foregoing, in the event of (i) termination of an employee Participant’s status as an employee by the Company for any reason within one year of a Change of Control (as defined in the Plan), all previously granted shares of Restricted Stock not yet free of the restrictions of this Section 1 shall become immediately free of such restrictions, and (ii) the death or disability of the Participant or termination of an employee Participant’s status as an employee without Cause, the terms of Section 2 shall control.  Capitalized terms not defined herein shall have such meaning as set forth in the Plan.

2.           Death, Disability or Termination Without Cause of Employment of the Employee Participant. In the event of the death or disability of the Participant or termination of an employee Participant’s status as an employee without Cause prior to the Vesting Date, all of the granted shares of Restricted Stock shall immediately become free of such restrictions. “Cause” shall be defined as the commission of any act of fraud, embezzlement or dishonesty by Participant, any unauthorized use or disclosure by Participant of confidential information or trade secrets of the Company or its affiliates, or any other intentional misconduct by Participant adversely affecting the business or affairs of the Company or its affiliates in a material manner.  The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of Participant.

 In the event of death of the Participant, shares of Restricted Stock that become vested in accordance with this Section shall be distributed to the Participant’s beneficiary designated by the Participant on such form and in such manner as may be prescribed by the Company or, if the Participant fails to designate a beneficiary in accordance with the foregoing, to the Participant’s surviving spouse or, if there is no surviving spouse, in equal shares to the Participant’s surviving children or, if there are no surviving children, to the Participant’s estate.

3.           Adjustments Upon Certain Events.  The shares granted pursuant to this Agreement shall be subject to adjustment in accordance with Section 13 of the Plan.

4.           No Right to Continued Service.  Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company of shareholders of the Company otherwise would have to terminate the service of the Participant on the Board of Directors

5.           Administration.  This award has been made pursuant to a determination made by the Administrator, and, subject to the express terms of this Agreement, the Administrator shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the Participant by the express terms hereof.   Under Section 2, the Administrator will determine the circumstances which constitute the disability of the Participant.

6.           Shares.  The shares of Restricted Stock described herein shall be granted in the form of shares registered in the name of the Participant but held by the Company until the restrictions on the award lapse, subject to forfeiture as provided herein.  The Participant will be entitled to all dividends and distributions paid on or with respect to the shares of Restricted Stock, and shall have voting rights with respect to such shares.  If the Participant forfeits any rights the Participant may have under this Agreement, the Participant will, on the day following the event of forfeiture, no longer have any voting or other rights as a shareholder with respect to the forfeited portion of the shares of Restricted Stock or any interest therein (or with respect to any shares not then vested), and the Participant will no longer be entitled to receive dividends and distributions with respect to those shares or, if applicable, vote (or instruct the Company how to vote) those shares of Restricted Stock as of any record date occurring thereafter.

7.           Withholding. Participant must make arrangements, satisfactory to the Company, for satisfaction of any applicable foreign, federal, state or local income tax withholding requirements or social security requirements related to the receipt of Shares. Participant may elect (a "Withholding Election") to pay the minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable to the Participant in accordance with rules and procedures established by the Administrator. All Withholding Elections are subject to the approval of the Administrator and must be made in compliance with rules and procedures established by the Administrator. The Administrator may require, in its discretion, that some portion of vested Shares be retained by (or returned to) the Company to satisfy such withholding requirements. In the absence of such arrangements Participant hereby authorizes the Administrator to withhold the required minimum amount from Participant's other sources of compensation from the Company or any Affiliate.

8.           Restrictive Legends and Stop-Transfer Orders.  Participant understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the shares, together with any other legends that may be required by state or federal securities laws, the Company's Certificate of Incorporation or Bylaws, any other agreement between Participant and the Company or any agreement between Participant and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

Participant agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (i) to transfer on its books any shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to any participant or other transferee to whom such Shares have been so transferred.

9.           Grant Subject to Plan.  This award of Restricted Stock is granted under and is expressly subject to all the terms and provisions of the Plan, and the terms of the Plan are incorporated herein by reference.  Terms not defined herein shall have the meaning ascribed thereto in the plan.  THE PARTICIPANT HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND AGREES TO BE BOUND BY ALL THE TERMS AND PROVISIONS THEREOF.

10.           Compliance with Laws and Regulations. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

11.           Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

12.           Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

13.           Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as Participant may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, (i) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) one (1) business day after its deposit with any return receipt express courier (prepaid), or (iii) one (1) business day after transmission by rapifax or telecopier.

14.           Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

15.           Headings. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

16.           Entire Agreement. The Plan and this Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, and the Participant has, by receipt of this Agreement and acceptance of the benefits hereunder, accepted the terms hereof, all as of the date first above written.

STEEL EXCEL INC.

By:

PARTICIPANT

By:

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